                                   EXHIBIT 21

                        MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES

Meadowbrook, Inc.

Association Self Insurance
Services, Inc.

Meadowbrook Intermediaries, Inc.

Meadowbrook Risk Management, Inc.

Meadowbrook of Nevada, Inc.

Meadowbrook Insurance Agency, Inc.

Meadowbrook Risk Management, Ltd.
 (Barbados)

Meadowbrook Risk Management, Limited
 (Bermuda)

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians
 Purchasing Group, Inc.

National Realty Liability Alliance, Inc.

Meadowbrook Insurance Group, Inc.
F/k/a Star Holding Company    50%

American Indemnity Insurance Co., Ltd.
Star Insurance Co. (50%)

Savers Property and Casualty
Insurance Co.

Ameritrust Insurance Corporation

Williamsburg National Insurance Co.

Preferred Insurance Company, Ltd.
  (Bermuda)

Crest Financial Corporation

American Highway Carriers
Association

Liberty Premium Finance, Inc.

Interline Insurance Services, Inc.

Commercial Carriers Insurance
`Agency, Inc.

Meadowbrook Capital Trust I